CONSENT OF AUTHOR

Derek Barratt, P.Eng.
427 Silverdale Place
North Vancouver, British Columbia
Canada V7N 2Z6
Email: ddbarratt@uniserve.com

US Securities and Exchange Commission

I, Derek Barratt, P.Eng., certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Form 20F of Northern Dynasty Minerals Ltd. contains any misrepresentation of the information contained in Technical Report “Preliminary Assessment of the Pebble Gold-Copper-Molybdenum Project” dated November 3, 2004.

I do hereby consent to the filing with the regulatory authorities.

Dated this 21st day of March, 2005.

/s/ Derek Barratt
Derek Barratt, P.Eng.